Exhibit 99.1
Verisk Analytics, Inc., Reports First-Quarter 2015 Financial Results

•	Total revenue grew 12.1%; organic revenue growth was 11.5%

•	Income from continuing operations grew 16.9% to $98.7 million; EBITDA from continuing operations grew 18.3% to $216.3 million

•	Diluted GAAP EPS from continuing operations grew 22.0% to $0.61; Diluted adjusted EPS from continuing operations increased 21.8% to $0.67

•	Net cash provided by operating activities less capital expenditures grew 25.2%

•	Announced $2.8 billion acquisition of Wood Mackenzie
JERSEY CITY, N.J., April 28, 2015 — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading data analytics provider, today announced results for the fiscal quarter ended March 31, 2015.
Scott Stephenson, president and chief executive officer, said, “Our first-quarter results were excellent, with organic revenue growth contributions and strong profitability across the company. Our financial results are evidence of our innovative thinking and the value we add for our customers every day. We received regulatory clearance for our announced acquisition of Wood Mackenzie, and we are looking forward to closing the transaction in the second quarter and having the team join the Verisk family.”
Table 1: Summary of Results
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014	Change
Revenues from continuing operations	$459.4	$409.6	12.1%
EBITDA from continuing operations	$216.3	$182.8	18.3%
Income from continuing operations	$98.7	$84.5	16.9%
Adjusted net income from continuing operations	$107.5	$93.3	15.2%
Diluted GAAP EPS from continuing operations	$0.61	$0.50	22.0%
Diluted adjusted EPS from continuing operations	$0.67	$0.55	21.8%
Revenue
Total revenue from continuing operations increased 12.1% in first-quarter 2015 compared with first-quarter 2014. Organic revenue growth was 11.5%. Financial services led the growth in the quarter.
Decision Analytics (DA) segment revenue grew 16.6% in the first quarter of 2015 and represented approximately 62.8% of total revenue from continuing operations.

•	Insurance category revenue increased by 8.7%, led by very strong growth in underwriting solutions and good growth in the other units.

•
Financial services category revenue from continuing operations increased 67.3%, driven by media-effectiveness project revenue in the quarter and continued strong demand for our analytical solutions and services. Excluding the non-recurring project, growth was 15.1%.

•
Healthcare category revenue growth was 17.5%. Payment accuracy again led the growth in the quarter. The contract language changes discussed last quarter took effect later than anticipated, resulting in higher levels of pass-through revenue in the first quarter than planned. Revenue growth on the new contract language basis was consistent with the reported growth.

•	Specialized markets category revenue returned to growth on an organic basis, as expected, up 4.3%. Including the recently acquired Maplecroft business, growth was 16.5%.
Table 2: Decision Analytics Revenues by Category
(in millions)

	Three Months Ended
	March 31,
	2015	2014	Change
Insurance	$153.7	$141.4	8.7%
Financial services	35.2	21.0	67.3%
Healthcare	75.1	63.9	17.5%
Specialized markets	24.5	21.0	16.5%
Total Decision Analytics	$288.5	$247.3	16.6%
Risk Assessment (RA) segment revenue grew 5.3% in the quarter.

•	Revenue growth in industry-standard insurance programs was 5.5%, resulting primarily from the annual effect of growth in 2015 invoices effective from January 1 and growth from new solutions.

•	Property-specific rating and underwriting information revenue grew 4.8% in the first quarter. Growth was led by an increase in volumes.
Table 3: Risk Assessment Revenues by Category
(in millions)

	Three Months Ended
	March 31,
	2015	2014	Change
Industry-standard insurance programs	$130.6	$123.8	5.5%
Property-specific rating and underwriting information	40.3	38.5	4.8%
Total Risk Assessment	$170.9	$162.3	5.3%
Expenses and EBITDA
Cost of revenue from continuing operations increased 8.6% compared with first-quarter 2014. The year-over-year increase is largely due to investments in people and data in support of the growth of the business, particularly in Decision Analytics. The acquisition of Maplecroft contributed to the expense growth.
Selling, general, and administrative expense, or SG&A, from continuing operations increased 2.1% in the quarter. Operating leverage was offset by about $4.4 million of fees related to the Wood Mackenzie acquisition.
Income from continuing operations increased 16.9% to $98.7 million. Total EBITDA from continuing operations increased 18.3%.

•	The 28.9% increase in Decision Analytics EBITDA to $115.3 million was the result of growth in the business and improved operations, particularly at Verisk Health.

•
The first-quarter 2015 EBITDA in Risk Assessment increased 8.2% to $101.0 million as a result of revenue growth and good expense management, including lower people-related costs following the fourth-quarter talent realignment.

Table 4: Segment Results Summary
(in millions)

	Three Months Ended			Three Months Ended
	March 31, 2015			March 31, 2014			Change
	DA	RA	Total	DA	RA	Total	DA	RA	Total
Revenues	$288.5	$170.9	$459.4	$247.3	$162.3	$409.6	16.6%	5.3%	12.1%
Cost of revenue	(133.3)	(50.9)	(184.2)	(119.8)	(49.9)	(169.7)	11.3%	2.1%	8.6%
SG&A	(39.3)	(19.0)	(58.3)	(38.0)	(19.1)	(57.1)	3.1%	(0.1)%	2.1%
Investment income and others	(0.6)	—	(0.6)	—	—	—	(100.0)%	—%	(100.0)%
EBITDA from continuing operations	$115.3	$101.0	$216.3	$89.5	$93.3	$182.8	28.9%	8.2%	18.3%

EBITDA margin, from continuing operations	40.0%	59.1%	47.1%	36.2%	57.5%	44.6%
Adjusted EPS
GAAP diluted net income from continuing operations per share were $0.61. Diluted adjusted earnings per share from continuing operations (adjusted EPS) were $0.67 for first-quarter 2015, an increase of 21.8% compared with the same period in 2014. Adjusted EPS increased because of strong operations and a lower share count due in part to the December 2014 accelerated share repurchase, or ASR. This was partially offset by higher fixed asset depreciation and amortization expense following higher capital expenditures in recent years, slightly higher interest costs related to funding the ASR, and a return to a more normalized tax rate.
Free Cash Flow
Free cash flow, defined as cash provided by operating activities less capital expenditures, increased 25.2% to $246.2 million for the three-month period ended March 31, 2015. This represented 113.8% of EBITDA from continuing operations. Capital expenditures decreased 31.5% to $24.8 million in the three months ended March 31, 2015. Capital expenditures were 5.4% of revenue for the three months ended March 31, 2015.

Capital Allocation
Consistent with Verisk's established strategy, the company continued the program of balancing internal investment and acquisition initiatives with share repurchases.

•	The company announced the $2.8 billion acquisition of Wood Mackenzie, which is expected to close in second-quarter 2015.

•	Due to the ASR in December 2014, there were no incremental repurchases in the quarter. At March 31, 2015, the company had $189.8 million remaining under its share repurchase authorization.

Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, April 29, 2015, at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.

A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID # 20832908.
About Verisk Analytics
Verisk Analytics (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, healthcare, financial services, government, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets. For more information, visit www.verisk.com.
Contact:
Investor Relations
Eva Huston
Senior Vice President, Treasurer, and Chief Knowledge Officer
Verisk Analytics, Inc.
201-469-2142
eva.huston@verisk.com

David Cohen
Director, Investor Relations and Business Analytics
Verisk Analytics, Inc.
201-469-2174
david.e.cohen@verisk.com
Media
Rich Tauberman
MWW Group (for Verisk Analytics)
202-600-4546
rtauberman@mww.com
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as EBITDA, EBITDA margin, adjusted net income from continuing operations, adjusted EPS, and free cash flow, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “EBITDA” as net income before interest expense, income taxes, and depreciation and amortization of fixed and intangible assets. In previous periods, this measure also excluded investment income and realized gain on securities, net.
Although securities analysts, lenders, and others frequently use EBITDA in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	EBITDA does not reflect changes in, or cash requirement for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.

Table 5: EBITDA Reconciliation
(in millions)

	Three Months Ended
	March 31,
	2015	2014	Change
Income from continuing operations	$98.7	$84.5	16.9%
Depreciation and amortization of fixed and intangible assets	38.6	33.9	13.5%
Interest expense	18.2	17.4	4.7%
Provision for income taxes	60.8	47.0	29.5%
EBITDA from continuing operations	$216.3	$182.8	18.3%
Table 6: Adjusted Net Income from Continuing Operations Reconciliation
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014	Change
Income from continuing operations	$98.7	$84.5	16.9%
plus: Amortization of intangible assets	14.1	14.2
less: Income tax effect on amortization of intangible assets	(5.3)	(5.4)
Adjusted net income from continuing operations	$107.5	$93.3	15.2%

Basic adjusted EPS from continuing operations	$0.68	$0.56	21.4%
Diluted adjusted EPS from continuing operations	$0.67	$0.55	21.8%

Weighted average shares outstanding
Basic	158.1	167.0
Diluted	161.5	170.4
Table 7: Free Cash Flow Reconciliation
(in millions)

	Three Months Ended
	March 31,
	2015	2014	Change
Operating cash flow	$271.0	$232.8	16.4%
less: Capital expenditures	(24.8)	(36.1)	(31.5)%
Free cash flow	$246.2	$196.7	25.2%
Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS
As of March 31, 2015 (Unaudited) and December 31, 2014

	2015	2014
	(unaudited)
	(In thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$152,847	$39,359
Available-for-sale securities	3,855	3,801
Accounts receivable, net of allowance for doubtful accounts of $6,627 and $5,995, respectively	226,637	220,668
Prepaid expenses	29,741	31,496
Deferred income taxes, net	4,770	4,772
Income taxes receivable	12,793	65,512
Other current assets	23,350	18,875
Total current assets	453,993	384,483
Noncurrent assets:
Fixed assets, net	303,829	302,273
Intangible assets, net	392,335	406,476
Goodwill	1,207,144	1,207,146
Pension assets	22,723	18,589
Other assets	24,475	26,363
Total assets	$2,404,499	$2,345,330

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$142,471	$180,726
Short-term debt and current portion of long-term debt	205,878	336,058
Pension and postretirement benefits, current	1,894	1,894
Fees received in advance	359,527	252,592
Total current liabilities	709,770	771,270
Noncurrent liabilities:
Long-term debt	1,100,358	1,100,874
Pension benefits	13,721	13,805
Postretirement benefits	2,450	2,410
Deferred income taxes, net	203,383	202,540
Other liabilities	43,095	43,388
Total liabilities	2,072,777	2,134,287
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $.001 par value; 1,200,000,000 shares authorized; 544,003,038 shares issued and 158,251,221 and 157,913,227 outstanding, respectively	137	137
Unearned KSOP contributions	(135)	(161)
Additional paid-in capital	1,190,490	1,171,196
Treasury stock, at cost, 385,751,817 and 386,089,811 shares, respectively	(2,531,547)	(2,533,764)
Retained earnings	1,752,835	1,654,149
Accumulated other comprehensive losses	(80,058)	(80,514)
Total stockholders’ equity	331,722	211,043
Total liabilities and stockholders’ equity	$2,404,499	$2,345,330

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three Months Ended March 31, 2015 and 2014

	Three Months Ended March 31,
	2015	2014
	(In thousands, except for share and per share data)
Revenues	$459,397	$409,643
Expenses:
Cost of revenues (exclusive of items shown separately below)	184,216	169,673
Selling, general and administrative	58,306	57,134
Depreciation and amortization of fixed assets	24,442	19,781
Amortization of intangible assets	14,141	14,212
Total expenses	281,105	260,800
Operating income	178,292	148,843
Other income (expense):
Investment income and others, net	(538)	9
Interest expense	(18,262)	(17,439)
Total other expense, net	(18,800)	(17,430)
Income before income taxes	159,492	131,413
Provision for income taxes	(60,806)	(46,972)
Income from continuing operations	98,686	84,441
Income from discontinued operations, net of tax of $0 and $23,365, respectively	—	31,117
Net income	$98,686	$115,558
Basic net income per share:
Income from continuing operations	$0.62	$0.50
Income from discontinued operations	—	0.19
Basic net income per share	$0.62	$0.69
Diluted net income per share:
Income from continuing operations	$0.61	$0.50
Income from discontinued operations	—	0.18
Diluted net income per share	$0.61	$0.68
Weighted average shares outstanding:
Basic	158,087,919	166,981,982
Diluted	161,481,213	170,421,489

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Three Months Ended March 31, 2015 and 2014

	2015	2014
	(In thousands)
Cash flows from operating activities:
Net income	$98,686	$115,558
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	24,442	20,776
Amortization of intangible assets	14,141	14,323
Amortization of debt issuance costs and original issue discount	1,195	661
Allowance for doubtful accounts	125	(227)
KSOP compensation expense	3,821	3,901
Stock based compensation	4,224	4,983
Gain on sale of discontinued operations	—	(65,410)
Realized loss on available-for-sale securities, net	6	11
Deferred income taxes	506	(3,640)
Loss on disposal of fixed assets	15	683
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(6,094)	(7,078)
Prepaid expenses and other assets	2,861	(2,632)
Income taxes	56,951	71,276
Accounts payable and accrued liabilities	(33,169)	(32,886)
Fees received in advance	106,935	116,318
Pension and postretirement benefits	(3,264)	(3,509)
Other liabilities	(391)	(280)
Net cash provided by operating activities	270,990	232,828
Cash flows from investing activities:
Acquisitions, net of cash acquired of $232 and $0, respectively	(405)	(4,001)
Purchase of non-controlling interest in non-public companies	(101)	(5,000)
Proceeds from sale of discontinued operations	—	155,000
Capital expenditures	(24,760)	(36,144)
Purchases of available-for-sale securities	(8)	(6)
Proceeds from sales and maturities of available-for-sale securities	49	16
Net cash (used in) provided by investing activities	(25,225)	109,865
Cash flows from financing activities:
Repayment of short-term debt, net	(130,000)	—
Payment of debt issuance costs	(9,100)	—
Repurchases of Class A common stock	—	(88,161)
Proceeds from stock options exercised	8,336	7,804
Other financing activities, net	(1,293)	(1,268)
Net cash used in financing activities	(132,057)	(81,625)
Effect of exchange rate changes	(220)	507
Increase in cash and cash equivalents	113,488	261,575
Cash and cash equivalents, beginning of period	39,359	165,801
Cash and cash equivalents, end of period	$152,847	$427,376
Supplemental disclosures:
Taxes paid	$3,258	$2,592
Interest paid	$17,328	$16,957
Noncash investing and financing activities:
Repurchases of Class A common stock included in accounts payable and accrued liabilities	$—	$3,605
Tenant improvement included in other liabilities	$—	$8,799
Capital lease obligations	$416	$510
Capital expenditures included in accounts payable and accrued liabilities	$856	$622